                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement [Form S-8 No. 333-_____] pertaining to the Assumed Software Security, Inc. 1993 Employee Stock Option Plan of Rainbow Technologies, Inc. of our report dated February 25, 1997, with respect to the consolidated financial statements and schedule of Rainbow Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          /s/      Ernst & Young LLP


Orange County, California
March 23, 1998